UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2020

Sanchez Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3000
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner
interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement

On December 23, 2020, Sanchez Midstream Partners LP (“SNMP”) entered into a Full and Final Settlement and Release Agreement (the “Settlement Agreement”), by and among Dimension Energy Services, LLC (“Dimension”), Sunbelt Tractor & Equipment Company (“Sunbelt”), Sanchez Oil & Gas Corporation (“SOG”), Mesquite Energy, Inc., f/k/a Sanchez Energy Corporation (“Mesquite”), SNMP, Seco Pipeline LLC, a wholly-owned subsidiary of SNMP (“Seco”) and Sanchez Midstream Partners GP LLC, the sole general partner of SNMP (“SNMP GP”).  The Settlement Agreement relates to the full and final compromise and settlement of the following lawsuits (the “Lawsuits”): (i) No. 2017-85247, Dimension Energy Services, LLC v. Sanchez Oil & Gas Corporation, et al., in the 165th Judicial Court of Harris County, Texas; (ii) No. 2018-CVI-001651D1, Sunbelt Tractor & Equipment Company v. Dimension Energy Services, LLC, et al., in the 49th Judicial District Court of Webb County, Texas; (iii) No. 2018CVI0011651D1-A, Sunbelt Tractor & Equipment Company v. Dimension Energy Services, LLC, in the 49th Judicial District Court of Webb County, Texas; and (iv) No. 18-08-00177-CVL, Sunbelt Tractor & Equipment Company v. Dimension Energy Services, LLC, et al., in the 81st Judicial District Court of La Salle County, Texas.  The Lawsuits relate to work performed by Dimension and materials and equipment provided by Sunbelt on the SECO Pipeline project in Webb and LaSalle Counties, Texas (the “Project”).  In connection with the filing of the Lawsuits, Dimension and Sunbelt filed affidavits asserting liens against the Project’s oil, gas, pipeline and other mineral property that encompasses the Project (the “Lien Affidavits”).  Additionally, certain of Dimension’s subcontractors, suppliers, vendors and other third parties filed Lien Affidavits or brought suit for unpaid work performed or materials supplied for the Project (the “Third Party Claims”).

Under the terms of the Settlement Agreement:

(a)SNMP agreed to pay (i) $1,296,000.00 to Dimension in full and final compromise and settlement of any and all claims made by Dimension against SOG, Mesquite and/or SNMP in connection with the Lawsuits, the Project, the Lien Affidavits, and the Third Party Claims (the “Dimension Settlement Amount”); and (ii) $354,000.00 to Sunbelt in full and final compromise and settlement of any and all claims made by Sunbelt against Dimension, SOG, Mesquite and/or SNMP in connection with the Lawsuits, the Project, the Lien Affidavits, and the Third Party Claims (the “Sunbelt Settlement Amount” and, together with the Dimension Settlement Amount, the “Settlement Amounts”). SNMP paid the Settlement Amounts in full on December 23, 2020.

(b)Within 10 days following receipt of the Dimension Settlement Amount, Dimension agreed to furnish SOG, Mesquite and SNMP with lien releases for all Lien Affidavits filed by Dimension in connection with the Project and/or the Lawsuits (the “Dimension Lien Releases”).

(c)Within 10 days following receipt of the Sunbelt Settlement Amount, Sunbelt agreed to furnish SOG, Mesquite and SNMP with lien releases for all Lien Affidavits filed by Sunbelt in connection with the Project and/or the Lawsuits (the “Sunbelt Lien Releases” and, together with the Dimension Lien Releases (the “Lien Releases”)).

(d)Effective immediately upon receipt of the Lien Releases, each of SOG, Mesquite and SNMP agreed to an irrevocable and unconditional release, acquittal and forever discharge of Dimension and Sunbelt with respect to any and all charges, demands, complaints, claims, liens, obligations, liabilities, or causes of action that any of SOG, Mesquite, SNMP, Seco and/or SNMP GP had, now has, might have had, or might have in the future against Dimension and/or Sunbelt as of December 23, 2020, arising out of or related to the Lawsuits, the Project and the Lien Affidavits.

(e)Dimension agreed to indemnify SOG, Mesquite and SNMP for costs and expenses from the assertion or enforcement of any rights, claims or remedies against SOG, Mesquite and SNMP or any rights, claims or remedies released in the Settlement Agreement.  Dimension also agreed to a covenant not to sue with respect to the other parties to the Settlement Agreement.

(f)Within 10 days following December 23, 2020, the parties agree to file necessary motions to dismiss the Lawsuits with prejudice and/or to release any judgment therein.

(g)The parties agreed the Settlement Agreement was intended solely as a compromise and settlement of all disputes and claims arising out of or related to the Project, the Lawsuits, and the Lien Affidavits, and was not to be understood as an admission of liability by any party, all such liability being expressly denied.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1

Full and Final Settlement and Release Agreement, dated as of December 23, 2020, by and among Dimension Energy Services, LLC, Sunbelt Tractor & Equipment Company, Sanchez Oil & Gas Corporation, Mesquite Energy, Inc., f/k/a Sanchez Energy Corporation, Sanchez Midstream Partners LP, Seco Pipeline LLC and Sanchez Midstream Partners GP LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ MIDSTREAM PARTNERS LP
By: Sanchez Midstream Partners GP LLC, its general partner

Date: December 30, 2020	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary